SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 12, 2003
Date of Report
(Date of earliest event reported)

MARINER HEALTH CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-49813	74-2012902
(Commission File Number)	(IRS Employer Identification No.)

One Ravinia Drive, Suite 1500
Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(678) 443-7000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On December 12, 2003, Mariner Health Care, Inc. (“Mariner”) issued a press release announcing that Mariner entered into an agreement to sell $175 million aggregate principal amount of 8 1/4% senior subordinated notes due 2013 (the “Notes”) in a private placement. The Notes have not been registered under the Securities Act of 1933 (the “Act”). Accordingly, the Notes may not be offered or sold in the U.S. or to U.S. persons absent registration or an applicable exemption from registration under the Act and applicable state securities laws. A copy of Mariner’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC.

Date:	December 16, 2003	By:	/s/ Michael E. Boxer

Michael E. Boxer
Executive Vice President and Chief Financial Officer